NEWS RELEASE

MATERION CORPORATION REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

MAYFIELD HEIGHTS, Ohio - April 23, 2020 - Materion Corporation (NYSE:MTRN) today reported first quarter 2020 financial results and progress on key strategic initiatives.

•	Net sales were $277.9 million; value-added sales were $158.7 million

•	Net loss of $0.15 per share, diluted; adjusted earnings of $0.43 per share

•	Record first quarter cash level of $107.6 million

•	Entered into a business arrangement with a large, new customer for future product supply

•	Announcing intent to sell Large Area Coatings business to continue portfolio optimization

•	Closing two facilities to further reduce structural cost

“We are well-positioned to manage the unprecedented market challenges and uncertainty due to the COVID-19 pandemic. Our number one priority continues to be the health and safety of our people, and we are taking all necessary precautions,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “At the same time, we are continuing to operate all of our manufacturing facilities in support of essential industries and are aggressively managing the cost structure to align with market demand. We have more than adequate liquidity to operate in this difficult environment.”

Jugal Vijayvargiya continued, “Despite the challenging economic environment, we executed on three significant strategic actions during the quarter, the most exciting being a significant business relationship with a large global customer for precision clad engineered strip product. Secondly, we announced the planned sale of the Large Area Coatings (LAC) business as part of our strategic focus to align the portfolio to drive sustainable profitable growth. And finally, we initiated actions to close two facilities and consolidate the business within an existing facility to further drive down structural cost. With these strategic actions, we are continuing to advance our One Materion multi-pillar strategy to deliver long-term profitable growth.”

FIRST QUARTER 2020 RESULTS

Net sales for the first quarter of 2020 were $277.9 million, compared to $280.2 million in the fourth quarter and $301.4 million for the prior year first quarter. We experienced reduced demand in several of our end markets based on the ongoing COVID-19 pandemic, particularly in automotive, energy, aerospace and defense, and industrial end markets. First quarter 2020 operating loss was $4.6 million, and we reported a net loss of $3.1 million, or $0.15 per share. Cash balance of $107.6 million was a first quarter record.

First quarter value-added sales were $158.7 million, down 2% sequentially and down 15% versus the first quarter of 2019. Excluding special items, earnings before interest and tax expense were $10.9 million and net income was $8.8 million, or $0.43 per share. Special items in the quarter included $10.8 million of non-cash asset impairment charges associated with the planned sale of the LAC business, $2.2 million in restructuring costs associated with facility consolidations, $1.3 million in non-cash inventory adjustments for oil & gas products resulting from significant market downturn, and other non-recurring items.
The Company has received a significant order from a new customer for manufacturing of precision clad engineered strip products. The customer has also made prepayments in support of building a new factory for future product supply.

OUTLOOK

The COVID-19 pandemic has created unprecedented levels of uncertainty and negatively impacted demand levels in several of the Company’s end markets, particularly in automotive, energy, industrial, and aerospace. Offsetting the pressure, we are experiencing higher demand in the semiconductor, medical, and defense end markets. Based on current demand levels and assuming our factories remain operational, we expect second quarter financial performance to be comparable or slightly better than first quarter.

The impact of the COVID-19 pandemic is fluid and continues to evolve, and therefore we cannot predict the extent to which our business, results of operations, financial condition, or cash flows will ultimately be impacted. Therefore, we are not providing full-year earnings guidance. We anticipate resuming our practice of providing full-year earnings guidance once the degree of economic uncertainty driven by the COVID-19 pandemic subsides.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, April 23, 2020. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 7, 2020 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 57376. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2020;

•	The global economy, including the impact of tariffs and trade agreements;

•	The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: semiconductor, industrial, aerospace and defense, automotive, energy, consumer electronics, and telecom and data center;

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

•	Our ability to successfully complete the disposition of our LAC business;

•	The disruptions on operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic; and

•	The risk factors as set forth in Item 1A of our 2019 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

###

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of (Loss) Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	March 27, 2020	March 29, 2019
Net sales	$277,946	$301,441
Cost of sales	232,371	232,129
Gross margin	45,575	69,312
Selling, general, and administrative expense	30,744	40,064
Research and development expense	4,185	3,740
Goodwill impairment charges	9,053	—
Held-for-sale impairment charges	1,713	—
Restructuring expense	2,164	—
Other — net	2,279	4,121
Operating profit	(4,563)	21,387
Other non-operating (income) expense—net	(944)	245
Interest expense — net	246	466
(Loss) Income before income taxes	(3,865)	20,676
Income tax (benefit) expense	(762)	3,770
Net (loss) income	$(3,103)	$16,906
Basic earnings per share:
Net (loss) income per share of common stock	$(0.15)	$0.83
Diluted earnings per share:
Net (loss) income per share of common stock	$(0.15)	$0.82
Weighted-average number of shares of common stock outstanding:
Basic	20,384	20,267
Diluted	20,384	20,606

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 27, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$107,576	$125,007
Accounts receivable, net	138,803	154,751
Inventories, net	204,702	190,390
Prepaid and other current assets	20,515	21,839
Assets held for sale	7,188	—
Total current assets	478,784	491,987
Deferred income taxes	1,648	1,666
Property, plant, and equipment	910,050	916,965
Less allowances for depreciation, depletion, and amortization	(675,074)	(684,689)
Property, plant, and equipment—net	234,976	232,276
Operating lease, right-of-use asset	36,465	23,413
Intangible assets	5,972	6,380
Other assets	18,399	17,937
Goodwill	69,832	79,011
Total Assets	$846,076	$852,670
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$877	$868
Accounts payable	54,145	43,206
Salaries and wages	18,820	41,167
Other liabilities and accrued items	32,920	32,477
Income taxes	1,387	1,342
Unearned revenue	2,317	3,380
Liabilities held for sale	3,204	—
Total current liabilities	113,670	122,440
Other long-term liabilities	10,575	11,560
Operating lease liabilities	32,374	18,091
Finance lease liabilities	16,652	17,424
Retirement and post-employment benefits	31,444	32,466
Unearned income	39,091	32,891
Long-term income taxes	3,480	3,451
Deferred income taxes	1,186	2,410
Long-term debt	1,126	1,260
Shareholders’ equity	596,478	610,677
Total Liabilities and Shareholders’ Equity	$846,076	$852,670

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	March 27, 2020	March 29, 2019
Cash flows from operating activities:
Net (loss) income	$(3,103)	$16,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	14,274	9,067
Amortization of deferred financing costs in interest expense	182	236
Stock-based compensation expense (non-cash)	1,492	1,547
Deferred income tax expense	(1,227)	371
Held-for-sale impairment charges	10,766	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	11,049	(14,698)
Decrease (increase) in inventory	(16,723)	(9,561)
Decrease (increase) in prepaid and other current assets	1,127	(556)
Increase (decrease) in accounts payable and accrued expenses	(13,002)	(16,030)
Increase (decrease) in unearned revenue	(938)	(724)
Increase (decrease) in interest and taxes payable	368	2,525
Domestic pension plan contributions	—	(1,500)
Other-net	4,865	(200)
Net cash provided by (used in) operating activities	9,130	(12,617)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(14,789)	(8,027)
Payments for mine development	—	(1,352)
Proceeds from sale of property, plant, and equipment	10	58
Net cash used in investing activities	(14,779)	(9,321)
Cash flows from financing activities:
Repayment of long-term debt	(142)	(197)
Principal payments under finance lease obligations	(233)	(298)
Cash dividends paid	(2,245)	(2,125)
Repurchase of common stock	(6,766)	(199)
Payments of withholding taxes for stock-based compensation awards	(2,015)	(3,978)
Net cash used in financing activities	(11,401)	(6,797)
Effects of exchange rate changes	(381)	(46)
Net change in cash and cash equivalents	(17,431)	(28,781)
Cash and cash equivalents at beginning of period	125,007	70,645
Cash and cash equivalents at end of period	$107,576	$41,864

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales and Operating Profit
(Unaudited)

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 27, 2020		March 29, 2019		December 31, 2019
Net Sales
Performance Alloys and Composites	$99.1		$127.1		$107.2
Advanced Materials	160.1		144.0		148.8
Precision Coatings	18.7		30.3		24.2
Other	—		—		—
Total	$277.9		$301.4		$280.2

Less: Pass-through Metal Cost
Performance Alloys and Composites	$15.4		$17.5		$15.9
Advanced Materials	100.9		86.5		96.0
Precision Coatings	1.7		7.8		5.0
Other	1.2		1.9		0.8
Total	$119.2		$113.7		$117.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$83.7		$109.6		$91.3
Advanced Materials	59.2		57.5		52.8
Precision Coatings	17.0		22.5		19.2
Other	(1.2)		(1.9)		(0.8)
Total	$158.7		$187.7		$162.5

Gross Margin		% of VA		% of VA		% of VA
Performance Alloys and Composites	$22.0	26%	$39.3	36%	$29.4	32%
Advanced Materials	17.6	30%	22.0	38%	17.0	32%
Precision Coatings	6.0	35%	9.4	42%	7.0	36%
Other	—	—	(1.4)	—	1.6	—
Total	$45.6	29%	$69.3	37%	$55.0	34%

Operating (Loss) Profit		% of VA		% of VA		% of VA
Performance Alloys and Composites	$4.8	6%	$18.9	17%	$13.6	15%
Advanced Materials	4.8	8%	7.1	12%	5.3	10%
Precision Coatings	(9.6)	(56)%	2.1	9%	1.6	8%
Other	(4.6)	—	(6.7)	—	(3.9)	—
Total	$(4.6)	(3)%	$21.4	11%	$16.6	10%

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 27, 2020		March 29, 2019		December 31, 2019
Special Items
Performance Alloys and Composites	$3.6		$—		$—
Advanced Materials	0.1		—		—
Precision Coatings	10.8		—		—
Other	0.1		—		0.5
Total	$14.6		$—		$0.5

Operating (Loss) Profit Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$8.4	10%	$18.9	17%	$13.6	15%
Advanced Materials	4.9	8%	7.1	12%	5.3	10%
Precision Coatings	1.2	7%	2.1	9%	1.6	8%
Other	(4.5)	—	(6.7)	—	(3.4)	—
Total	$10.0	6%	$21.4	11%	$17.1	11%

Non-Operating (Income) Expense		% of VA		% of VA		% of VA
Performance Alloys and Composites	$0.2	—%	$0.1	—%	$0.1	—%
Advanced Materials	—	—%	—	—%	—	—%
Precision Coatings	—	—%	—	—%	—	—%
Other	(1.1)	—	0.1	—	(0.2)	—
Total	$(0.9)	—%	$0.2	—%	$(0.1)	—%

EBIT Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$8.2	10%	$18.8	17%	$13.5	15%
Advanced Materials	4.9	8%	7.1	12%	5.3	10%
Precision Coatings	1.2	7%	2.1	9%	1.6	8%
Other	(3.4)	—	(6.8)	—	(3.2)	—
Total	$10.9	7%	$21.2	11%	$17.2	11%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(Millions except per share amounts)	March 27, 2020	March 29, 2019	December 31, 2019
GAAP as Reported
Net sales	$277.9	$301.4	$280.2
Operating (loss) profit	(4.6)	21.4	16.6
Non-operating (income) expense	(0.9)	0.2	(0.1)
Net (loss) income	(3.1)	16.9	14.8
EPS - Diluted	$(0.15)	$0.82	$0.71

Operating Profit Special Items
Impairment charges	$10.8	$—	$—
Non-cash inventory adjustment	1.3	—	—
Cost reduction initiatives	2.2	—	—
COVID-19 related costs	0.2	—	—
Acquisition & divestiture costs	0.1	—	0.4
Legacy legal & environmental costs	—	—	0.1
Total Operating Profit Special Items	$14.6	$—	$0.5
Operating Profit Special Items - net of tax	$11.2	$—	$0.4
Tax Special Items	$0.7	$—	$(1.1)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$158.7	$187.7	$162.5
Operating profit	10.0	21.4	17.1
Operating profit % of VA	6.3%	11.4%	10.5%
EBIT	10.9	21.2	17.2
EBIT % of VA	6.9%	11.3%	10.6%
Net income	8.8	16.9	14.1
EPS - Diluted	$0.43	$0.82	$0.68

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, legacy legal and environmental costs, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	First Quarter Ended			Fourth Quarter Ended
(Millions)	March 27, 2020	March 29, 2019	% Change	December 31, 2019	% Change
Materion Corporation
Semiconductor	$39.3	$37.8	4.0%	$35.8	9.8%
Industrial	30.2	33.6	(10.1)%	28.2	7.1%
Aerospace and Defense	19.1	30.6	(37.6)%	34.8	(45.1)%
Automotive	14.8	17.1	(13.5)%	13.7	8.0%
Consumer Electronics	12.7	14.1	(9.9)%	15.7	(19.1)%
Energy	12.7	18.4	(31.0)%	14.2	(10.6)%
Telecom and Data Center	8.9	15.1	(41.1)%	9.5	(6.3)%
Other	21.0	21.0	—%	10.6	98.1%
Total	$158.7	$187.7	(15.5)%	$162.5	(2.3)%
Performance Alloy and Composites
Semiconductor	$0.8	$1.9	(57.9)%	$0.8	—%
Industrial	21.7	24.0	(9.6)%	21.0	3.3%
Aerospace and Defense	13.2	25.0	(47.2)%	28.1	(53.0)%
Automotive	13.1	15.5	(15.5)%	11.6	12.9%
Consumer Electronics	9.1	10.5	(13.3)%	10.9	(16.5)%
Energy	4.7	9.8	(52.0)%	7.4	(36.5)%
Telecom and Data Center	8.6	15.0	(42.7)%	9.2	(6.5)%
Other	12.5	7.9	58.2%	2.3	443.5%
Total	$83.7	$109.6	(23.6)%	$91.3	(8.3)%
Advanced Materials
Semiconductor	$38.5	$35.8	7.5%	$34.5	11.6%
Industrial	5.4	5.5	(1.8)%	4.3	25.6%
Aerospace and Defense	0.8	0.7	14.3%	0.9	(11.1)%
Automotive	1.7	1.4	21.4%	2.0	(15.0)%
Consumer Electronics	0.1	0.1	—%	0.1	—%
Energy	8.0	8.5	(5.9)%	6.9	15.9%
Telecom and Data Center	0.2	0.1	100.0%	0.3	(33.3)%
Other	4.5	5.4	(16.7)%	3.8	18.4%
Total	$59.2	$57.5	3.0%	$52.8	12.1%
Precision Coatings
Semiconductor	$—	$0.1	—%	$0.5	—%
Industrial	3.1	4.1	(24.4)%	2.9	6.9%
Aerospace and Defense	5.1	4.9	4.1%	5.8	(12.1)%
Automotive	—	0.2	—%	0.1	—%
Consumer Electronics	3.5	3.5	—%	4.7	(25.5)%
Energy	—	—	—%	—	—%
Telecom and Data Center	—	—	—%	—	—%
Other	5.3	9.7	(45.4)%	5.2	1.9%
Total	$17.0	$22.5	(24.4)%	$19.2	(11.5)%

Eliminations	$(1.2)	$(1.9)		$(0.8)